Exhibit 99.2

Form of Election

February 9, 2012

To the Shareholders of Mainline:

As described in the proxy statement/prospectus we previously delivered to you, S&T Bancorp, Inc. (“S&T”), and Mainline Bancorp, Inc. (“Mainline”), have entered into an Agreement and Plan of Merger, dated September 14, 2011, as amended on January 27, 2012, providing for the merger of Mainline into S&T. Mainline shareholders will have the opportunity to vote on the adoption of the Agreement and Plan of Merger at a special meeting of Mainline shareholders, which will be held on March 6, 2012.

If the merger is completed, Mainline will merge with and into S&T, and you will be entitled to elect to receive your merger consideration in the form of S&T common stock, cash or a combination of both. Subject to the election and adjustment procedures described in this document and the proxy statement/prospectus, you will be entitled to receive, in exchange for each share of Mainline common stock you hold at the time of the merger, consideration, without interest (i) a cash payment of $69.00, or (ii) between 3.6316 and 4.3125 shares of S&T common stock. The precise number of shares will be based upon the average of the high and low sale prices for S&T common stock for the 10 trading day period ending five days prior to March 5, 2012, which date is the “Election Deadline.” The federal income tax consequences of the merger to you will depend on whether you receive cash, S&T common stock, or a combination of cash and S&T common stock in exchange for your shares of Mainline common stock. You should consult your own tax advisors regarding your election decision.

Pursuant to the terms of the merger agreement, at least 60% of the total number of shares of Mainline common stock to be converted in the merger will be converted into stock consideration, and the remaining outstanding shares of Mainline common stock (excluding shares of Mainline common stock to be cancelled in accordance with the terms of the merger agreement) will be converted into cash consideration. As a result, if more Mainline shareholders make valid elections to receive either S&T common stock or cash than is available as merger consideration under the merger agreement, those Mainline shareholders electing the over-subscribed form of consideration will have the over-subscribed consideration proportionately reduced and substituted with consideration in the other form, despite their elections.

You may specify different elections with respect to different shares that you hold (if, for example, you own 100 shares of Mainline common stock, you could make a cash election with respect to 50 shares and a stock election with respect to the other 50 shares).

S&T will not issue fractional shares or certificates for fractional shares. Instead, S&T will pay to each holder of Mainline common stock who would otherwise be entitled to a fractional share an amount in cash, without interest, equal to the value of the fractional share multiplied by the average of the high and low sale prices for S&T common stock for the 10 trading day period ending five days prior to the Election Deadline. You should carefully read the proxy statement/prospectus (including the merger agreement attached as Annex A to the proxy statement/prospectus) before completing this Election Form.

We are asking you now to elect the form of consideration you wish to receive. The accompanying Election Form must be completed and returned with your stock certificates to the American Stock Transfer and Trust Company, LLC, which has been appointed by S&T to act as Exchange Agent for the transaction. As more fully described in the Election Form, you may choose to receive in exchange for the Mainline common stock that you own either (x) all cash, (y) all S&T common stock, or (z) a combination of S&T common stock and cash. If you wish to elect the type of consideration that you would like to receive in the merger, you should carefully review and follow the instructions contained in the enclosed Election Form. Please note that any election that you make will be subject to the proration and allocation procedures in the merger agreement and described in the proxy statement/prospectus to ensure that at least 60% of the total number of shares of Mainline common stock to be converted in the merger will be converted into stock consideration. As a result, we cannot assure you that you will receive the form of consideration you elect to receive.

Please review the enclosed materials carefully and return your completed Election Form, in the envelope provided with these materials, at your earliest convenience but no later than the Election Deadline. To make a valid election for the form of consideration you wish to receive, the enclosed Election Form must be received by the Exchange Agent by 5:00 p.m., Eastern Time, on the Election Deadline, which is March 5, 2012.

We make no recommendation about whether you should elect to receive S&T common stock, cash, or a combination of S&T common stock and cash in the merger. Each shareholder must make his or her own decision about the election, bearing in mind the consideration received and the tax consequences of the election chosen. If you have a particular preference about the form of consideration you wish to receive for your Mainline common stock, we encourage you to make an election because shares for which an election is made will have priority over shares for which no election is made if a reallocation of consideration becomes necessary.

Please make sure that you submit your stock certificate(s) representing your Mainline common stock with your Election Form in the envelope provided with these materials. If the Exchange Agent does not receive a properly completed Election Form accompanied by your certificate(s), duly endorsed in blank or otherwise in form acceptable for transfer on the books of Mainline, your election will be invalid and the form of consideration you receive will be determined for you in accordance with the terms of the merger agreement.

If you have any questions about completion of the Election Form, please contact Phoenix Advisory Partners, the Information Agent for the merger, at (800) 499-6377.

Mainline Bancorp, Inc.	S&T Bancorp, Inc.

Dennis M. McGlynn	Todd D. Brice
Chairman of the Board	President and Chief Executive Officer

ELECTION FORM

To Accompany Certificates Representing Common Stock of Mainline Bancorp, Inc.

This Election Form relates to the proposed merger of Mainline Bancorp, Inc. into S&T Bancorp, Inc. pursuant to the Agreement and Plan of Merger, dated September 14, 2011, by and between S&T and Mainline.

Please return your Election Form and the certificate(s) representing your Mainline common stock in the envelope provided to the American Stock Transfer and Trust Company, LLC, the Exchange Agent for the transaction, as indicated below:

Please read and follow the accompanying instructions carefully and deliver to:

By Mail or Overnight Courier, or by Hand:

American Stock Transfer & Trust Company LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, NY 11219

The instructions contain important information about this Election Form and how to submit your certificates representing Mainline common stock.

To make a valid election, your materials must be received by the Exchange Agent not later than 5:00 p.m., Eastern Time, on March 5, 2012, which is the Election Deadline. Delivery of this Election Form and related materials to an address other than as set forth above will not constitute a valid delivery.

If you have questions about this Election Form, please contact Phoenix Advisory Partners, the Information Agent for the merger, at (800) 499-6377.

1.	MAINLINE COMMON STOCK—See Instruction 2.

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections

DESCRIPTION OF SHARES SURRENDERED

(Please fill In. Attach separate schedule if needed)

Certificate No(s)	Number of Shares

TOTAL SHARESF

If you hold more certificates representing Mainline common stock in the same name(s) as listed above but those certificates are not shown above, please submit those certificates with this form and attach a list of the additional certificate numbers and the number of shares of Mainline common stock represented by each certificate.

2.	ELECTION CHOICES—See Instructions 3-5

☐	All Cash Election. Mark this box to elect to receive a cash payment of $69.00 per share for all Mainline common stock owned, subject to proration.

☐	All Stock Election. Mark this box to elect to receive between 3.6316 and 4.3125 shares of S&T common stock based upon the exchange ratio for each share of Mainline common stock owned, subject to proration.

☐	Combined Cash/Stock Election. Mark this box to elect to receive a combination of cash in an amount per share equal to the per share consideration and S&T common stock based upon the exchange ratio, subject to proration. If you mark this box you must also indicate below the whole number of your shares of Mainline common stock that you wish to exchange for cash and the whole number of your shares of Mainline common stock that you wish to exchange for S&T common stock:

(whole numbers only)
(a) Mainline common stock to be exchanged for cash:
(b) Mainline common stock to be exchanged for S&T common stock:
Total Mainline common stock owned:*

*Important:	The sum of (a) and (b) must equal the total number of Mainline common stock that you own (as listed in Section 1 above)

☐	No Election. I/we make no election. I/we, the undersigned, acknowledge and understand that by making no election the form of consideration that I/we will receive as a result of the merger will be determined in accordance with the terms of the merger agreement.

3.	Certification and Required Signatures—See Instruction 6

I/we, the undersigned, surrender to you for exchange the certificate(s) representing Mainline common stock identified in Section 1 above. I/we agree, upon request, to execute and deliver any additional documents S&T or the Exchange Agent tells me/us are necessary or desirable to complete the exchange of my Mainline common stock. I/we understand and acknowledge that delivery will be effected and risk of loss and title to my certificate(s) for Mainline common stock will pass only upon proper delivery of those certificates to you, as Exchange Agent. I/we certify that I/we have reviewed the accompanying instructions and have complied with all requirements stated therein. I/we acknowledge that any election made in Section 2 above is subject to possible reallocation as provided in the merger agreement and as described in the proxy statement/prospectus. Therefore, I/we acknowledge that I/we may receive a different form of consideration from the form I/we elected. I/we hereby authorize the Exchange Agent to rely upon all representations, certifications, and instructions accompanying this Election Form.

REQUIRED SIGNATURES IMPORTANT—SIGN HERE (Complete Substitute Form W-9 Included Below)
Signature(s) of Owner(s)

Name(s):

Capacity (full title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Dated:

(Must be signed by registered holder(s) exactly as name(s) appear(s) on the Share Certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith.

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the necessary information above and see Instruction 5.)
SIGNATURE GUARANTEE(S) (If required see Instruction 6)
FOR USE BY FINANCIAL INSTITUTIONS ONLY FINANCIAL INSTITUTIONS: PLACE MEDALLION GUARANTEE IN SPACE BELOW.

Authorized signature(s):

Name:

Title:

Name of Firm:

Address:
(Include Zip Code)

Area Code and Telephone Number:

Dated:

SPECIAL PAYMENT INSTRUCTIONS

(See Instruction 6)

To be completed ONLY if any shares of S&T common stock and/or any check for cash payable in the merger (less any amounts required to be withheld for taxes) are to be issued in the name of someone other than the undersigned.

Issue:      ☐  Check      ☐  Certificates to:

Name:
(Please Print)

Address:

(Taxpayer Identification No.)

SPECIAL DELIVERY INSTRUCTIONS

(See Instruction 6)

To be completed ONLY if any shares of S&T common stock and/or any check for cash payable in the merger (less any amounts required to be withheld for taxes) are to be sent to someone other than the undersigned.

Send:      ☐  Check      ☐  Certificates to:

Name:
(Please Print)

Address:

(Taxpayer Identification No.)

The Substitute Form W-9 BELOW must be completed and signed if you are a U.S. person (including a U.S. resident alien). PLEASE PROVIDE YOUR SOCIAL SECURITY NUMBER OR OTHER TAXPAYER IDENTIFICATION NUMBER (“TIN”) AND CERTIFY THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING.

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service (“IRS”) Payer’s Request for TIN and Certification	Name:

Please check the appropriate box indicating your status:

☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Limited liability company. Enter the tax classification (D = disregarded entity, C = corporation, P = partnership)

☐ Other

☐ Exempt payee
Address (number, street, and apt. or suite no.):
City, state and ZIP code:
Part I TIN

PLEASE PROVIDE YOUR TIN ON THE APPROPRIATE LINE AT THE RIGHT. The TIN provided must match the name given on Line 1 to avoid backup withholding. For most individuals, this is your social security number. If you do not have a number, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. If you are awaiting a TIN, write “Applied For” in this Part I and complete the “Certificate Of Awaiting Taxpayer Identification Number” below.

Social Security Number OR Employer Identification Number

Part II Certification Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding due to failure to report interest and dividend income, and

(3) I am a U.S. citizen or other U.S. person (defined below).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here	Signature of U.S. person:	Date

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU ON ACCOUNT OF THE OFFER. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE IRS. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR” INSTEAD OF A TIN ON THE SUBSTITUTE FORM W-9.
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that I will be subject to backup withholding on payments other than interest, dividends and certain payments relating to readily tradable instruments and that if I do not provide a TIN by the time of payment, 28% of all reportable payments made to me will be withheld.
Sign Here	Signature of U.S. person:	Date

INSTRUCTIONS TO ELECTION FORM

Please follow these instructions carefully when completing this Election Form.

1.	ELECTION DEADLINE. To be effective, a properly completed Election Form accompanied by the certificate(s) representing all of the holder’s Mainline common stock must be received by the American Stock Transfer and Trust Company, LLC, the Exchange Agent, not later than 5:00 p.m., Eastern Time, on March 5, 2012 (the “Election Deadline”). Holders of Mainline common stock whose Election Form and certificates are not properly submitted by the Election Deadline (or who revoke their Election Form) will be considered Non-Electing shareholders. See Instruction 5 below.

2.	DESCRIPTION OF CERTIFICATES. Insert in the box in Section 1 of the Election Form the certificate number(s) that you are surrendering herewith and the number of shares of Mainline common stock represented by each certificate. If this certificate information is already provided in the box in Section 1, confirm the information provided and make any necessary corrections. If the space provided in the box in Section 1 is insufficient, attach a separate sheet referencing Section 1 of the Election Form and listing this information.

3.	ELECTION OPTIONS. In Section 2 of the Election Form please indicate whether you would like to receive in exchange for your Mainline common stock (w) cash only, (x) S&T common stock only, (y) a combination of cash and S&T common stock, or (z) “No Election.” You may make only one of these choices. Note that the exact number of shares of S&T common stock you receive in exchange for each share of Mainline common stock will be calculated using formulas stated in the merger agreement and described in the proxy statement/prospectus. Please see “The Merger Agreement—Consideration To Be Received in the Merger” beginning on page 43 of the proxy statement/prospectus for information about the per share cash consideration and the calculation of the exchange ratio.

All elections made by Mainline shareholders will be subject to reallocation and proration as described in the merger agreement and in the proxy statement/prospectus if the available cash or the available S&T common stock are oversubscribed. As a result, we cannot assure you that you will receive the form of consideration that you elect to receive. Please see “The Merger Agreement—Proration Procedures” beginning on page 44 of the proxy statement/prospectus for information about possible prorations.

None of S&T, Mainline, or the Exchange Agent makes any recommendation about whether a holder should elect to receive cash, S&T common stock, or a combination of S&T common stock and cash in the merger. Each holder must make his or her own decision about the election, bearing in mind the consideration received and the tax consequences of the election chosen.

4.	CHANGE OR REVOCATION OF ELECTION. A holder of Mainline common stock who has made an election may, at any time before the Election Deadline, (x) change the election by submitting a new Election Form in accordance with the procedures described herein, if received by the Exchange Agent before the Election Deadline, or (y) revoke the holder’s election and withdraw the certificate(s) representing the holder’s Mainline common stock deposited with the Exchange Agent by providing written notice to the Exchange Agent by 5:00 p.m., Eastern Time, on the business day immediately before the Election Deadline.

5.	NON-ELECTING STOCK. Holders of Mainline common stock who select “No Election” in Section 2 of the Election Form, or who fail to submit a properly completed Election Form together with the certificate(s) representing their Mainline common stock by the Election Deadline, or who revoke their previously submitted Election Form and withdraw their certificates without timely submitting a new Election Form, will be deemed to have made a “non-election.” Holders of Mainline common stock who are deemed to have made a non-election will receive all cash, all S&T common stock, or a combination of cash and S&T common stock as determined in accordance with the terms of the merger agreement.

6.

SIGNATURES. The signature or signatures on the Election Form should correspond exactly with the name or names on the face of the certificate(s) unless the Mainline common stock has been transferred by the registered holder(s), in which case the signature or signatures on the Election Form should correspond exactly with the name of the last transferee endorsed on the certificate(s) or indicated on the stock power(s)

accompanying the certificate(s). If the Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) corresponding with the name(s) set forth on the certificate(s), and the signature(s) appearing on the endorsement(s) or stock power(s) and on the Election Form must be guaranteed by an eligible guarantor institution that is a member in the Medallion Signature Guarantee Program.

If the Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or other person acting in a representative or fiduciary capacity, the person signing must give the person’s full title in that capacity and must submit appropriate evidence of authority to act in that capacity to the Exchange Agent with the Election Form.

If certificates for shares of S&T common stock and/or a check for cash (including cash with respect to fractional shares of Mainline common stock) are to be returned in the name of a person other than the person(s) signing this Election Form or if the check or any S&T certificates are to be mailed to someone other than the person(s) signing this Election Form or are to be returned to the person(s) signing this Election Form at an address other than that shown above, the appropriate “Special Payment Instructions” or “Special Delivery Instructions” boxes on this Election Form should be completed and a Medallion Signature Guarantee must be included.

7.	METHOD OF DELIVERY. The method of delivery of the Election Form and certificates representing Mainline common stock and all other required documents is at the option and sole risk of the holder. Delivery of any certificates will be effected and risk of loss and title to the certificates will pass only upon proper delivery of the certificates to the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, or overnight delivery service is recommended.

8.	FORM W-9. Under the federal income tax law, a shareholder is required to provide S&T with such shareholder’s correct Taxpayer Identification Number (“TIN”) on the enclosed Form W-9 unless that shareholder is exempt from backup withholding (as described below). If the certificate(s) is in more than one name or is not in the name of the actual owner, consult the enclosed Form W-9 instructions for additional guidance on which TIN to report. FAILURE TO PROVIDE S&T BY THE TIME OF ANY CASH PAYMENT BY S&T THE INFORMATION ON THE FORM W-9 MAY SUBJECT A SHAREHOLDER THAT WILL RECEIVE CASH TO 28% FEDERAL INCOME TAX BACKUP WITHHOLDING ON SUCH CASH PAYMENT BY S&T. Such a shareholder should consult the enclosed Form W-9 instructions if a TIN has not been issued and the shareholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and S&T is not provided with the shareholder’s TIN before payment is made, S&T will withhold 28% on all cash payments by S&T for such shareholder’s shares. Please review the enclosed Form W-9 instructions for additional details on which Taxpayer Identification Number to give S&T.

Certain persons (including among others; all corporations and certain foreign individuals) are exempt from backup withholding. Please refer to the instructions accompanying the enclosed Form W-9 to determine if you are exempt from backup withholding and, if so, how to complete the Form W-9. All United States persons (including resident alien individuals) that make a cash election must complete the Form W-9 and return it to S&T at the address for delivery of the Election Form. Nonresident alien individuals and certain foreign entities that make a cash election or a mixed election and are not subject to backup withholding or are subject to a reduced rate of backup withholding should complete the appropriate Form W-8 and return it to the Exchange Agent at the address for delivery of the Election Form before any cash payment is made by S&T. An appropriate Form W-8 and its accompanying instructions may be obtained at any Internal Revenue Service office. FAILURE TO PROVIDE S&T BY THE TIME OF ANY CASH PAYMENT BY S&T A COMPLETED FORM W-9, MAY SUBJECT SUCH A SHAREHOLDER THAT MAKES A CASH ELECTION OR A MIXED ELECTION TO 28% FEDERAL INCOME TAX BACKUP WITHHOLDING ON SUCH CASH PAYMENT BY S&T.

IRS CIRCULAR 230 DISCLOSURE

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS, WE INFORM YOU THAT ANY U.S. TAX ADVICE CONTAINED IN THIS COMMUNICATION (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF (I) AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY MATTERS ADDRESSED HEREIN.

9.	LOST, STOLEN OR DESTROYED CERTIFICATES. If a certificate representing any of your Mainline common stock is lost, stolen, or destroyed, you must contact Tim Bracken, Secretary of Mainline, at (814) 472-5400. Mainline will provide such holders with all necessary forms and instructions to replace any lost, stolen or destroyed share certificates. The holder may also be required to give Mainline a bond as indemnity against any claim that may be made against it with respect to the certificates alleged to have been lost, stolen, or destroyed. However, there can be no assurances that such lost, stolen or destroyed certificates will be replaced prior to the expiration date of the Offer. Please note that the Exchange Agent will not accept your Election Form without a stock certificate for the shares to be exchanged.

10.	DETERMINATIONS. All determinations concerning this Election Form, including determinations about the effectiveness of any elections (including time of receipt) or the computation of allocations, will be made by S&T and/or the Exchange Agent. S&T and/or the Exchange Agent shall have the right, in their sole and absolute discretion, to reject any and all Election Forms that are not in proper form and to waive any irregularities, and such determinations shall be final and binding. Neither S&T nor the Exchange Agent is under any obligation to inform any holder of Mainline common stock of any defect in an Election Form, and neither S&T nor the Exchange Agent will incur any liability for failure to give any such notice.

* * *

Important: This Election Form (or a manually signed facsimile thereof) together with any signature guarantees, and any other required documents, must be received by the Exchange Agent prior to the Election Deadline and certificates for the shares of Mainline common stock must be received by the Exchange Agent prior to the Election Deadline.

The Exchange Agent for the Merger is:

American Stock Transfer & Trust Company LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, NY 11219

(877) 248-6417 or (718) 921-8317

The Information Agent for the Merger is:

Phoenix Advisory Partners

110 Wall Street

New York, NY 10005

(800) 499-6377

GUIDELINES FOR CERTIFICATION

OF TAXPAYER IDENTIFICATION NUMBER

ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

FOR THIS TYPE OF ACCOUNT:			GIVE THE NAME AND SOCIAL SECURITY NUMBER OF:
1.	Individual		The individual

2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)

3.	Custodianaccount of a minor (Uniform Gift to Minors Act)		The minor(2)

4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)

	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5.	Sole proprietorshp or disregarded entity (e.g., LLC with a single owner not electing corporate status)		The owner(3)

FOR THIS TYPE OF ACCOUNT:			GIVE THE NAME AND EMPLOYER IDENTIFICATION NUMBER OF:
6.	A valid trust, estate, or pension trust		The legal entity(4)

7.	Corporate or LLC electing corporate status		The corporation

8.	Association, club, religious, charitable, educational, or other tax-exempt organization		The organization

9.	Partnership or multi-member LLC not electing corporate status		The partnership

10.	A broker or registered nominee		The broker or nominee

11.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments		The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)

You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).

(4)

List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:	If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a taxpayer identification number, apply for one immediately. To apply for a SSN, get Form SS-5, Application for a Social Security Card (for individuals), from your local Social Security Administration office. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for a TIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can obtain Forms W-7 and SS-4 from the IRS by calling 1 (800) TAX-FORM, or from the IRS Web Site at www.irs.gov.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Payees Exempt From Backup Withholding

Payees specifically exempted from backup withholding include:

An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

The United States or any of its agencies or instrumentalities.

A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

A foreign government or any of its political subdivisions, agencies or instrumentalities.

An international organization or any of its agencies or instrumentalities.

Payees that may be exempt from backup withholding include:

A corporation.

A foreign central bank of issue.

A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

A futures commission merchant registered with the Commodity Futures Trading Commission.

A real estate investment trust.

An entity registered at all times during the tax year under the Investment Company Act of 1940.

A common trust fund operated by a bank under Section 584(a).

A financial institution.

A middleman known in the investment community as a nominee or custodian.

A trust exempt from tax under Section 664 or described in Section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 11.

IF THE PAYMENT IS FOR...	THEN THE PAYMENT IS EXEMPT FOR...
Interest and dividend payments	All exempt recipients except for 8
Broker transactions	Exempt recipients 1 through 11. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Exempt payees should complete a substitute Form W-9 to avoid possible erroneous backup withholding. Furnish your taxpayer identification number, check the appropriate box for your status, check the box in Part II of the Substitute W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.

Privacy Act Notice. Section 6109 requires you to provide your correct taxpayer identification number to payers who must file information returns with the IRS to report interest, dividends, and certain other income paid to you to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes and to cities, states, and the District of Columbia to carry out their tax laws, and may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Penalties

(1)	Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE